Exhibit 23.01

                 CONSENT OF INDEPENDENT AUDITORS'



Board of Directors and Shareholders
Draco Holding Corporation


     We hereby consent to the use of our audit report dated January 17, 2002 for the year ended December 31, 2001 which is incorporated by reference in this Form S-8 of Draco Holding Corporation and to all references to our firm in this Form S-8.


/s/ HJ & Associates, LLC


HJ & Associates, LLC
Salt Lake City, Utah
December 17, 2002